Exhibit 10.5

Amended and Restated Exclusive Business Cooperation Agreement

This Amended and Restated Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on October 10, 2011 in Beijing, the People’s Republic of China (“China” or the “PRC”).

Party A:            Beijing Chengshi Wanglin Information Technology Co., Ltd.

Address:             No.6 Building, Yi 108, Beiyuan Road, Chaoyang District, Beijing, PRC

Party B:            Beijing 58 Information Technology Co., Ltd.

Address:             No.2 Building, Yi 108, Beiyuan Road, Chaoyang District, Beijing, PRC

Each of Party A and Party B shall be hereinafter referred to as a “Party”, respectively, and as the “Parties” collectively.

Whereas,

1.                  Party A is a wholly foreign-owned enterprise established in China, and has the necessary resources to provide technical and consulting services;

2.                  Party B is a company with exclusively domestic capital registered in China and is permitted to engage in Internet information services and advertising services  by relevant PRC government authorities. The businesses conducted by Party B currently and any time during the term of this Agreement are collectively  referred to as the “Principal Business”;

3.                  Party A is willing to provide Party B with technical and business support and  consulting services on an exclusive basis in relation to the Principal Business during the term of this Agreement, utilizing its advantages in technology, human resources and information, and Party B is willing to accept such consulting services provided by Party A or Party A’s designee(s), each on the terms set forth herein.

4.                  Party A and Party B entered into an Exclusive Business Cooperation Agreement (the “Original Agreement”) on March 15, 2010; Party A and Party B intend to enter this Agreement to replace and supersede the Original Agreement.

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1.                                      Provision of Services

1.1                               Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with complete technical support, business support and related consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, including but not limited to the follows:

(1)                      Licensing Party B to use any software legally owned by Party A;

(2)                      Development, maintenance and update of the softwares necessary to Party B’s business;

(3)                      Design, installation, daily management, maintenance and update of computer network system, hardware and database;

(4)                      Development and test of new products;

(5)                      Technical support and training for employees of Party B;

(6)                      Assisting Party B in consultancy, collection and research of technology and market information (excluding market research business that wholly foreign-owned enterprises are prohibited from conducting under PRC law);

(7)                      Providing business management consultation for Party B;

(8)                      Leasing of equipments or properties;

(9)                      Other services requested by Party B from time to time to the extent permitted under PRC law.

1.2                               Party B agrees to accept all the consultations and services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar consultations and/or services provided by any third party and shall not establish similar corporation relationship with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the consultations and/or services under this Agreement.

1.3                               Method of Providing Services

1.3.1                     Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into further technical service agreements or consulting service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, manner, personnel, and fees for the specific technical services and consulting services.

1.3.2                     To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into equipment or property leases with Party A or any other party designated by Party A which shall permit Party B to use Party A’s relevant equipment or property based on the needs of the business of Party B.

1.3.3                     Party B hereby grants to Party A an irrevocable and exclusive option to purchase from Party B, at Party A’s sole discretion, any or all of the assets of Party B, to the extent permitted under PRC law, at the lowest purchase price permitted by PRC law. In this case, the Parties shall enter into a separate assets transfer agreement, specifying the terms and conditions of the transfer of the assets.

2.                                      The Calculation and Payment of the Service Fees

2.1                             The fees payable by Party B to Party A during the term of this Agreement shall be calculated as follows:

2.1.1                   Party B shall pay service fee to Party A in each quarter.  The amount of service fee for each quarter shall be determined by Party A after considering:

(1)         Complexity and difficulty of the services provided by Party A;

(2)         Title of and time consumed by employees of Party A providing the services;

(3)         Contents and value of the services provided by Party A;

(4)         Market price of the services of the same type;

(5)         Operation conditions of the Party B.

2.1.2                   In case Party A transfers technology to Party B or develops software or other technology as entrusted by Party B or leases equipments or properties to Party B, the technology transfer price, development fees or rent shall be determined by Party A based on the actual situations.

3.                                      Intellectual Property Rights and Confidentiality

3.1                               Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual property rights arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A in its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights to Party A, and/or perfecting the protections for any such intellectual property rights to Party A.

3.2                               The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall  be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement.

4.                                      Representations and Warranties

4.1                               Party A hereby represents, warrants and covenants as follows:

4.1.1                     Party A is a wholly owned foreign enterprise legally registered and validly existing in accordance with the laws of China; Party A or the service providers designated by Party A will obtain all government permits and licenses for providing the service under this Agreement.

4.1.2                     Party A has taken all necessary corporate actions, obtained all necessary authorization and the consent and approval from third parties and government agencies (if any) for the execution, delivery and performance of this Agreement.  Party A’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on Party A.

4.1.3                     This Agreement constitutes Party A’s legal, valid and binding obligations, enforceable in accordance with its terms.

4.2                               Party B hereby represents, warrants and covenants as follows:

4.2.1                     Party B is a company legally registered and validly existing in accordance with the laws of China and has obtained and will maintain all permit and license for engaging in the Principal Business;

4.2.2                     Party B has taken all necessary corporate actions, obtained all necessary authorization and the consent and approval from third parties and government agencies (if any) for the execution, delivery and performance of this Agreement. Party B’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on Party B.

4.2.3                     This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it.

5.                                      Term

5.1                               This Agreement shall become effective upon execution by the Parties. Unless terminated in accordance with the provisions of this Agreement or terminated in writing by Party A, this Agreement shall remain effective. This Agreement shall replace and supersede the Original Agreement in its entirety from the date it becomes effective.

5.2                               During the term of this Agreement, each Party shall timely renew its operation term prior to the expiration thereof so as to enable the Agreement to remain effective.  This Agreement shall be terminated upon the expiration of the operation term of such Party if the application for renewal cannot be approved by relevant government authorities.

5.3                               The rights and obligations of the Parties under Sections 3, 6, 7, 8 and 5.3 shall survive the termination of this Agreement.

6.                                      Governing Law and Resolution of Disputes

6.1                               The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

6.2                               In the event of any dispute with respect to the interpretation and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its Arbitration Rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on both Parties.

6.3                               Upon the occurrence of any disputes arising from the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights and perform their respective obligations under this Agreement.

7.                                      Breach of Agreement and Indemnification

7.1                               If Party B conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and require Party B to compensate all damages; this Section 7.1 shall not prejudice any other rights of Party A herein;

7.2                               If Party A conducts any breach of any term of this Agreement, Party B shall not terminate this Agreement in any event unless otherwise required by applicable laws.

7.3                               Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the consultations and services provided by Party A to Party B pursuant this Agreement, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

8.                                      Force Majeure

8.1                               In the case of any force majeure events (“Force Majeure”) such as earthquake, typhoon, flood, fire, flu, war, strikes or any other events that cannot be predicted and which are unpreventable and unavoidable by the affected Party, which directly or indirectly causes the failure of either Party to perform or completely perform this Agreement, then the Party affected by such Force Majeure shall give the other Party written notices without any delay, and shall provide details of such event within 15 days after sending out such notice, explaining the reasons for such failure of, partial or delay of performance.

8.2                               If such Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from the non-performance of its obligations hereunder.  The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured.  Should the Party so affected by the event of Force Majeure fail to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

8.3                               In the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

9.                                      Notices

9.1                               All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below.

A confirmation copy of each notice shall also be sent by email.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1                     Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

9.1.2                     Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2                               For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Beijing Chengshi Wanglin Information Technology Co., Ltd.
Address:	No.6 Building, Yi 108, Beiyuan Road, Chaoyang District, Beijing
Attn:	Jinbo Yao
Phone:	+8610 64435588-8888
Facsimile:	+8610-64459926

Party B:	Beijing 58 Information Technology Co., Ltd.
Address:	No.2 Building, Yi 108, Beiyuan Road, Chaoyang District, Beijing
Attn:	Jinbo Yao
Phone:	+8610 64435588-8888
Facsimile:	+8610-64459926

9.3                               Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.                               Assignment

10.1                        Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2                        Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B.

11.                               Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.                               Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.                               Language and Counterparts

This Agreement is written in both Chinese and English language in two copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amended and Restated Exclusive Business Cooperation Agreement as of the date first above written.

Party A:	Beijing Chengshi Wanglin Information Technology Co., Ltd.

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Legal Representative

Party B:	Beijing 58 Information Technology Co., Ltd.

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Legal Representative